EXHIBIT 21.1
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                        SCHNITZER STEEL INDUSTRIES, INC.
                              List of Subsidiaries

             Subsidiary                                   State of Incorporation
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          Alaska Steel Co.                                       Oregon
          Arion Shipping Co.                                     Delaware
          Cascade Steel Rolling Mills, Inc.                      Oregon
          Crawford Street Corporation                            Oregon
          Edman Corp.                                            Oregon
          FerMar, LLC                                            Oregon
          General Metals of Alaska, Inc.                         Oregon
          General Metals of Tacoma, Inc.                         Washington
          Joint Venture Operations, Inc.                         Delaware
          Karileen LLC                                           Washington
          Levi's Iron and Metal, Inc.                            Oregon
          Manufacturing Management, Inc.                         Oregon
          SSI International Far East Ltd.                        Korea
          Mormill Corp.                                          Oregon
          MRI Corporation                                        Delaware
          Norprop, Inc.                                          Oregon
          Norprop Canadian Properties, Inc.                      Oregon
          Oregon Rail Marketing Co.                              Oregon
          Pick and Pull Auto Dismantling, Inc.                   California
          PNP Auto Parts Canada Co.                              Canada
          Proler Environmental Services, Inc.                    Delaware
          Proler Industries, Inc.                                Delaware
          Proler International Corp.                             Delaware
          Proler Properties, Inc.                                Texas
          Proler Recycling, Inc.                                 Delaware
          Proler Steel, Inc.                                     Delaware
          Proleride Transport Systems, Inc.                      Delaware
          Schnitzer Leasing, Inc.                                Oregon
          SD&G, Inc.                                             Nevada
          SSI International, Inc.                                Guam
          SSP Arion Corp.                                        Oregon
          SSP Reclamation Company                                Oregon
          White Top Properties, L.L.C.                           Washington
          Willamette Forge & Machine Works, Inc.                 Oregon